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Exhibit 5.1

[LATHAM & WATKINS LETTERHEAD]

August 14, 2002

Guitar Center, Inc.
5975 Lindero Canyon Road
Westlake Village, California 91362

          Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        In connection with the registration of the sale of up to 150,000 shares of common stock of Guitar Center, Inc. (the "Company"), par value $0.01 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Act"), by certain persons pursuant to the Stock Purchase Agreement, dated as of June 14, 2002 (the "Stock Purchase Agreement"), by and among the Company and the other persons listed on the signature pages thereto on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on August 14, 2002, you have requested our opinion with respect to the matters set forth below.

        In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

        In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

        Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Stock Purchase Agreement, will be validly issued, fully paid and nonassessable.

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement.

Very truly yours,

/s/ LATHAM & WATKINS

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  Exhibit 5.1